UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2024

INTEGRATED WELLNESS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41131	98-1615488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59 N. Main Street

Florida, NY 10921

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (845) 651-5039

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	WEL.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	WEL	The New York Stock Exchange
Redeemable warrants included as part of the units	WEL.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced in the Current Report on Form 8-K filed by Integrated Wellness Acquisition Corp (the “Company”) with the Securities and Exchange Commission on November 21, 2023, on November 8, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with IWH Sponsor L.P., a Delaware limited partnership, the Company’s prior sponsor (the “Prior Sponsor”) and Sriram Associates, LLC (the “Acquirer”), pursuant to which the Prior Sponsor agreed to transfer to the Acquirer or its affiliates (i) 2,012,500 of the Company’s Class B ordinary shares and (ii) 4,795,000 of the Company’s private placement warrants for a total purchase price of one dollar (the “Transfer”). In connection with the Transfer, the Acquirer was entitled, in its sole discretion, to replace any new officers or directors to the Company and the Company agreed to take such actions necessary to effectuate such changes (the “Management Change”). The Transfer, the Management Change and the other transactions contemplated by the Purchase Agreement are hereinafter referred to as the “Sponsor Handover.”

On February 1, 2024, the Company and the Acquirer consummated the Transfer (the “Closing”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, the parties agreed to the changes to the Company’s management team and board of directors as described in Item 5.02 to this Current Report on Form 8-K. New members of board of directors (the “Board”) and a new management team (comprising Suren Ajjarapu, Binson Lau, Matthew Malriat, John Zhong Chen, Yueh Eric Seto, Donald Fell and Michael Peterson (the “Designees”)) for the Company would be appointed by the existing Board (other than Suren Ajjarapu). Upon appointments, Michael Peterson, Donald Fell and John Zhong Chen will serve as members of the Company’s audit committee; upon appointments, Donald Fell, Michael Peterson and John Zhong Chen will serve as members of the Company’s compensation committee; upon appointments, John Zhong Chen, Michael Peterson and Donald Fell will serve as members of the Company’s nominating and corporate governance committee. The existing members of the Board and the existing management team (comprising Steven Schapera, Antonio Varano Della Vergiliana, James MacPherson, Robert Quandt, Gael Forterre, Scott Powell and Hadrien Forterre) agreed to resign, effective 10 days after the mailing of a Schedule 14F-1 (“Waiting Period”) filed by the Company on February 1, 2024.

On January 29, 2024, the Board of the Company appointed Suren Ajjarapu as a director of the Company, effective immediately.

Mr. Ajjarapu, 53, has served as a director and Chief Executive Officer and Chairman of Semper Paratus Acquisition Corp since June 2023. In addition to his involvement with Semper Paratus Acquisition Corp, Mr. Ajjarapu has served as Chief Executive Officer and Chairman of PowerUp Acquisition Corp. (Nasdaq: PWUP), a special purpose acquisition company, since August 2023, Chief Executive Officer and Chairman of Kernel Group Holdings, Inc. (Nasdaq: KRNL), a special purpose acquisition company, since December 2022, and Chief Executive Officer and Chairman of OceanTech Acquisitions I Corp. (Nasdaq: OTEC), a special purpose acquisition company, since March 2023. Mr. Ajjarapu currently serves Trxade Health, Inc. (Nasdaq: MEDS), a health services information technology company, as Chairman of the Board, Chief Executive Officer and Secretary and has served in these roles since its acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception in 2013. Mr. Ajjarapu is also currently serving as a director of Ocean Biomedical Inc. (Nasdaq: OCEA) (f.k.a. Aesther Healthcare Acquisition Corp.), a biopharmaceutical company. Mr. Ajjarapu has also served on the Board of Directors of Kano Energy, Inc which is involved in developing renewable natural gas sites in the United States, since 2018 and as Chairman of the Board of Directors of Feeder Creek Group, Inc., a company involved in developing renewable natural gas sites in Iowa, since 2018. Mr. Ajjarapu was also a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwestern United States, from 2009 to 2012. We believe Mr. Ajjarapu’s management experience paired with his entrepreneurial skills and public company experience make him a valuable member of the Board.

There are no family relationships between Mr. Ajjarapu and any director or executive officer of the Company. There are no transactions between the Company and Mr. Ajjarapu that are subject to disclosure under Item 404(a) of Regulation S-K.

On January 29, 2024, in addition to Suren Ajjarapu, the Board of the Company also appointed other Designees below as a director of the Company, effective until after the Waiting Period of 14F-1 expires.

Binson Lau, 46, has dealt with international manufacturers, retailers, and end-users in various industries for more than 10 years. He has a strong knowledge base in technology, grocery, farming, electronics, sports, commercial, consumer, and home products. Mr. Lau founded Btab Group Inc., an ecommerce company focusing on empowering small businesses, and served as its Chief Executive Officer and Chairman of the Board from November 2018 until the present. Since March 2023, Mr. Lau has served as Chief Executive Officer and Chairman of the Board of Btab Ecommerce Group, Inc. (OTC: BBTT), a holding company of five subsidiaries focusing on ecommerce, manufacturing and wholesale. Mr. Lau founded and has been serving as Chief Executive Officer and Director of Btab Group Australia, an ecommerce technology development company in Australia, since January 2015. He holds a bachelor’s degree in Commerce from Curtin University.  We believe he is well qualified to serve on our board of directors due to his extensive experience in various industries.

Matthew Malriat, 37, will serve as our Chief Financial Officer and one of our directors. Mr. Malriat is an active Certified Public Accountant (CPA) with over 10 years of experience in capital markets, corporate finance transactions, and audit services, including raising capital via IPOs, Special Purpose Acquisition Companies (SPACs), acquisitions and divestitures. He oversaw the SPAC mergers of Volta Inc. and Janus International Group, Inc., and after the mergers, he advised the new filers on SEC reporting and technical reporting matters as well including reviewing their financials statements. He has participated in various capacities on other similar transactions. Mr. Malriat’s transaction experience includes public and private transactions across a variety of end markets and product categories. He completed a secondment in Switzerland where he provided US GAAP and IFRS assurance and advisory services to public companies throughout Europe, Asia and the US. He is currently an audit contractor for Ernst & Yong. Mr. Malriat holds both a B.S. in Accounting and Computer Science from West Chester University of Pennsylvania. We believe he is well qualified to serve on our board of directors due to his extensive experience in public and private transactions in a variety of industries.

Yueh Eric Seto, 50, is a seasoned business professional with over 16 years of expertise in navigating complex legal landscapes. In 2014, he co-founded Morley Chow Seto, an award-winning law firm in Hong Kong. He holds the distinguished title of a Preeminent Professional in Hong Kong, as recognized by Doyle’s 2019 Guide. Mr. Seto received a Bachelor of Commerce Degree majoring in Accounting from the University of Western Australia in 1996. He was also admitted as a lawyer of the Supreme Court of Western Australia in 2018. We believe he is well qualified to serve on our board of directors due to his extensive experience in the legal space and his knowledge in securities laws.

Donald Fell, 77, has a wealth of experience in the field of economics and business. Mr. Fell has served as a director of Semper Paratus Acquisition Corp since June 2023. Since March 2023, Mr. Fell has also served as a director of OceanTech Acquisitions I Corp. (Nasdaq: OTEC), a special purpose acquisition company. He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado, Springs. Mr. Fell also served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical Inc. (Nasdaq: OCEA) from 2021 to February 2023. Mr. Fell has served as a director of Kernel Group Holdings, Inc., a special purpose acquisition company (Nasdaq: KRNL) since December 2022 and TRxADE HEALTH, INC since January 2014, as well as a director of Trxade Nevada since December 2013. From 1995 - 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe. We believe he is well qualified to serve on our board of directors due to his extensive experience in working with public companies in a variety of industries.

Michael Peterson, 60, has served as a director of Semper Paratus Acquisition Corp since June 2023. Since March 2023, Mr. Peterson has also served as a director of OceanTech Acquisitions I Corp. (Nasdaq: OTEC), a special purpose acquisition company. Mr. Peterson has been serving as President, Chief Executive Officer and as a member of the Board of Directors of Lafayette Energy Corp. since April 2022. Beginning in September 2021, Mr. Peterson served as a member of the Board of Directors, Audit Committee (Chair), Compensation Committee and Nominating and Corporate Governance Committee of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a special purpose acquisition company that consummated a Business Combination in February 2023 and merged with Ocean Biomedical, Inc (NASDAQ: OCEA) (f.k.a Aesther Healthcare Acquisition Corp.) and continues to serve as an independent director of the merged company. Since December 2022, Mr. Peterson has also served as a director of Kernel Group Holdings, Inc., a special purpose acquisition company (NASDAQ: KRNL). Mr. Peterson has served as the president of Nevo Motors, Inc. since December 2020, which was established to commercialize a range extender generator technology for the heavy-duty electric vehicle market but is currently non-operational. Since May 2022, Mr. Peterson has served as a member of the Board of Directors and as the Chairperson of the Audit Committee of Trio Petroleum Corp., an oil and gas exploration and development company which is in the process of going public, since February 2021. Mr. Peterson has served on the board of directors and as the Chairman of the Audit Committee of Indonesia Energy Corporation Limited (NYSE American: INDO). Mr. Peterson previously served as the president of the Taipei Taiwan Mission of The Church of Jesus Christ of Latter-day Saints, in Taipei, Taiwan from June 2018 to June 2021. Mr. Peterson served as an independent member of the Board of Directors of TRxADE HEALTH, Inc. (formerly Trxade Group, Inc.) from August 2016 to May 2021 (Nasdaq: MEDS). Mr. Peterson served as the Chief Executive Officer of PEDEVCO Corp. (NYSE American: PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US from May 2016 to May 2018. Mr. Peterson served as Chief Financial Officer of PEDEVCO between July 2012 and May 2016, and as Executive Vice President of Pacific Energy Development (PEDEVCO’s predecessor) from July 2012 to October 2014, and as PEDEVCO’s President from October 2014 to May 2018. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of its board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (NASDAQ:AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high-net-worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University. We believe he is well qualified to serve on our board of directors due to his extensive experience in working with public companies in a variety of industries.

John Zhong Chen, 63, is currently the Founder and Chief Executive Officer of Western Iron Ore Pty Ltd, an Australian exploration company that was established in 2010 with a sole focus on iron ore in the Pilbara region of Western Australia, a role he has served in since 2010. Since 2020, Dr. Chen served as Chief Executive Officer of HealthRegen Pty Ltd, a biotechnology/pharmaceutical company developing next generation and proprietary best-in-class therapies for people with type 1 diabetes. Dr. Chen held position with DiabCure Pty Ltd as Chief Executive Officer, a biotechnology/pharmaceutical Company developing next generation and proprietary best-in-class therapies for people with type 2 diabetes since 2020. Since 2020, Dr. Chen served as Chief Executive Officer of Probiomin Pty Ltd, a company that was established to develop, manufacture and distribute the diabetes complementary (CM) products on the global scale. Dr. Chen held positions with the Macquarie University as a Research Assistant from 1988-1990 and as a Research Assistant at The University of Western Australia from 1990-1994. Dr. Chen served as Founder and Chief Executive Officer at White Swan Trading Company, a retailer and wholesaler from 1993-2012. He joined Aussie Credit Capital Pty Ltd, which is a Credit Provider with a Credit Provider license in 2006 as Founder and Director and worked there till 2012. Dr. Chen was Chief Executive Officer at Western Coal Ply Ltd from 2010-2014. From 2012 to 2015, he also served as Chief Executive Officer of Australian Mining Resources Service Pty Ltd. Dr. Chen earned a degree of Doctor of Philosophy from Macquarie University, Sydney, Australia. He also holds a Doctor of Philosophy (Geology) from The University of Western Australia, Perth, Australia. We believe he is well qualified to serve on our board of directors due to his extensive experience in working with public companies in a variety of industries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Wellness Acquisition Corp

By:	/s/ Steven Schapera
Name: Steven Schapera
Title: Chief Executive Officer

Dated: February 1, 2024